Exhibit 99.1

FOR IMMEDIATE RELEASE

October 1, 2026

NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION ANNOUNCES $225 MILLION

AT-THE-MARKET (ATM) EQUITY OFFERING PROGRAM

DOVER, Del. — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or the “Company”) today announced that it has established an at-the-market equity offering program (the “ATM Program”) to sell shares of its common stock having an aggregate sales price of up to $225,000,000, from time to time through either the Managers (as defined below) or the Forward Sellers (as defined below) (including the shares that may be sold pursuant to forward sale agreements, the “Shares”).

The Shares will be offered under the Company’s existing shelf registration statement on Form S-3 (File No.: 333-299198) filed with the Securities and Exchange Commission (the “SEC”). The offering is being made by means of a prospectus supplement to the prospectus contained in the registration statement. Sales of the Shares may be made in transactions deemed to be “at-the-market offerings,” as defined in Rule 415 under the Securities Act of 1933, as amended, including by sales made directly on or through the New York Stock Exchange. For sales pursuant to a forward sale agreement, the relevant Forward Purchaser will, at the Company’s request, attempt to borrow from third parties and, through the relevant Forward Seller, sell a number of Shares equal to the number of Shares that underlie the forward sale agreement to hedge such forward sale agreement.

Chesapeake Utilities intends to use the proceeds from the sales, if any, of the Shares for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment of short-term debt or borrowings under its revolving credit facility, financing acquisitions, investing in subsidiaries and general working capital purposes.

The Company established the ATM Program pursuant to an equity distribution agreement entered into with Barclays Capital Inc., Citizens JMP Securities, LLC, Ladenburg Thalmann & Co. Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC, as managers (in such capacity, each a “Manager” and, together, the “Managers”), Barclays Bank PLC, Citizens JMP Securities, LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and The Toronto-Dominion Bank, as forward purchasers (in such capacity, each a “Forward Purchaser” and, together, the “Forward Purchasers”), and Barclays Capital Inc., Citizens JMP Securities, LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC, as affiliated forward sellers (in such capacity, each a “Forward Seller” and, together, the “Forward Sellers”).

Before making an investment in the Shares, potential investors should read the prospectus and the prospectus supplement for more complete information about Chesapeake Utilities and the offering. Potential investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus supplement may be obtained free of charge from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888-603-5847, or by email at barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Chesapeake Utilities Corporation

Chesapeake Utilities Corporation is a diversified energy delivery company listed on the New York Stock Exchange. Chesapeake Utilities Corporation offers sustainable energy solutions through its natural gas transmission and distribution, electricity generation and distribution, propane gas distribution, mobile compressed natural gas utility services and solutions and other businesses.

Forward-Looking Statements

Matters included in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. Please refer to the Safe Harbor for Forward-Looking Statements in the Company’s 2025 Annual Report on Form 10-K and subsequent reports filed with the SEC for further information on the risks and uncertainties related to the Company’s forward-looking statements.

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Chesapeake Utilities Corporation Contacts:

Noah T. Russell

Assistant Vice President and Treasurer

302.387.9147

Nrussell@chpk.com

Lucia Dempsey

Head of Investor Relations

347.804.9067

LDempsey@chpk.com